Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-227488) of Entera Bio Ltd. of our report dated March 25, 2019, relating to the financial statements, which appears in this Form 20‑F.

/s/ Kesselman & Kesselman Kesselman & Kesselman Certified Public Accountants (lsr.) A member firm of PricewaterhouseCoopers International Limited	Tel-Aviv, Israel March 28, 2019

Kesselman & Kesselman, Trade Tower, 25 Hamered Street, Tel-Aviv 6812508, Israel,
P.O Box 50005 Tel-Aviv 6150001  Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.com/il